EXHIBIT 10.2

                            OFFICE LEASE AGREEMENT

                                by and between

                           AMERICAN TONERSERV CORP.,
                            a Delaware corporation

                                  ("Tenant")

                                     and

                             MONROE FORSYTH, INC.,
                 a California corporation, as General Partner

                                     of

                          MARBLES ENTERPRISES, L.P.,
                      a California limited partnership,

                                     and

                         MOLLY BELLE PROPERTIES, L.P.,
                        a California limited partnership

                                 ("Landlord")



                               November 19, 2007



                       420 Aviation Boulevard, Suite 103
                          Santa Rosa, California  95403


                               TABLE OF CONTENTS

1.   Demise and Premises .........................................    1
     1.1     Demise ..............................................    1
     1.2     Premises and Associated Rights ......................    1
     1.3     Commencement and Expiration Dates ...................    1
     1.4     Option to Extend Term ...............................    1
2.   Rent ........................................................    1
     2.1     Base Rent ...........................................    2
     2.2     Rent During Extended Term/Adjustment Pursuant to
              Consumer Price Index ...............................    2
3.   Additional Rent .............................................    3
     3.1     Operating Expenses ..................................    3
     3.2     Operating Expense Exclusions ........................    5
     3.3     Excess Operating Expenses ...........................    5
     3.4     Direct Tenant Obligations ...........................    5
4.   Payment of Additional Rent ..................................    6
     4.1     Operating Year ......................................    6
     4.2     Tenant's Proportionate Share ........................    6
5.   Use .........................................................    6
     5.1     General .............................................    6
     5.2     Negative Covenants as to Use ........................    6
     5.3     Hazardous Substances ................................    7
     5.4     Rules and Regulations ...............................    8
6.   Condition of Premises, Maintenance and Repair ...............    8
     6.1     Tenant's Acceptance .................................    8
     6.2     Tenant's Maintenance Obligations ....................    8
     6.3     Manner ..............................................    9
     6.4     Janitorial Services .................................    9
     6.5     Utilities to Premises ...............................    9
     6.6     Landlord's Maintenance and Repair Obligations .......    9
     6.7     Waiver ..............................................    9
     6.8     End of Term .........................................    9
7.   Tenant Alterations ..........................................    9
     7.1     Landlord's Consent ..................................    9
     7.2     Procedure for Approval ..............................   10
     7.3     Standard for Approval ...............................   10
     7.4     Compliance with Laws ................................   10
8.   Liability and Insurance .....................................   10
     8.1     Action by Tenant ....................................   10
     8.2     Landlord's Insurance ................................   11
     8.3     Waiver of Subrogation ...............................   11
     8.4     Commercial General Liability Insurance ..............   11
     8.5     Tenant's Fire and All Risk Coverage Insurance .......   11
     8.6     Insurance Policies ..................................   11
     8.7     Increase in Coverage ................................   12
9.   Landlord's Property, Tenant's Property ......................   12
     9.1     Landlord's Property .................................   12
     9.2     Tenant's Property ...................................   12
     9.3     Removal .............................................   12
     9.4     Abandonment .........................................   12
10.  Holding Over ................................................   12
11.  Signs .......................................................   13
12.  Access and Control of Premises ..............................   13
     12.1     Access to Premises .................................   13
     12.2     Waiver in Connection with Landlord's Entry .........   13
     12.3     Building Changes ...................................   13
13.  Damage or Destruction .......................................   14
     13.1     Rights and Obligations .............................   14
     13.2     Rent Abatement .....................................   14
     13.3     Interference with Tenant's Business ................   14
     13.4     Insurance on Tenant's Property .....................   15
14.  Eminent Domain  .............................................   15
     14.1     Total Condemnation .................................   15
     14.2     Partial Condemnation ...............................   15
     14.3     Effect of Termination or Continuation ..............   15
     14.4     Award ..............................................   15
     14.5     Temporary Taking ...................................   15
15.  Landlord's Self-Help Rights; Liability and Indemnification ..   16
     15.1     Landlord's Right to Cure ...........................   16
     15.2     Indemnity ..........................................   16
     15.3     Limit on Landlord's Liability ......................   16
     15.4     Defense of Claims ..................................   17
16.  Defaults and Remedies .......................................   17
     16.1     Events of Default ..................................   17
     16.2     Remedies ...........................................   17
     16.3     Cumulative Remedies ................................   19
     16.4     Termination ........................................   19
17.  Transfers By Tenant .........................................   19
     17.1     General ............................................   19
     17.2     Listing Premises ...................................   20
     17.3     Corporate Changes ..................................   20
     17.4     Unapproved Transfers ...............................   20
     17.5     Successors and Assigns .............................   20
18.  Subordination; Attornment; Quiet Enjoyment ..................   21
     18.1     Subordination, Nondisturbance ......................   21
     18.2     Attornment .........................................   21
     18.3     Quiet Enjoyment ....................................   21
     18.4     Estoppel Certificates ..............................   21
     18.5     Mortgagee Protection ...............................   22
     18.6     Modification for Lender ............................   22
19.  Security ....................................................   22
     19.1     Deposit ............................................   22
20.  Governing Law ...............................................   22
21.  No Merger ...................................................   22
22.  Disputes ....................................................   22
     22.1     Attorneys' and Collection Fees .....................   22
23.  Waiver ......................................................   23
24.  Miscellaneous Provisions ....................................   23
     24.1     Successors or Assigns ..............................   23
     24.2     Authority of Parties ...............................   23
     24.3     Interest on Past Due Obligations ...................   23
     24.4     Terms and Headings .................................   24
     24.5     Examination of Lease ...............................   24
     24.6     Time ...............................................   24
     24.7     Amendments .........................................   24
     24.8     Partial Invalidity .................................   24
     24.9     Recording ..........................................   24
     24.10    Notices ............................................   24
     24.11    Entire Agreement ...................................   24
     24.12    Survival of Obligations ............................   25
     24.13    Representation and Warranties ......................   25
     24.14    Guarantee ..........................................   25



                   BASIC LEASE TERMS AND DESCRIPTION OF EXHIBITS

The following list is a summary of certain basic terms of this Lease. In case of a conflict between any provision of this Lease and the information contained in this summary, the applicable provision of this Lease shall control. Terms set forth in the left-hand column, below, and used in this Lease shall, unless otherwise defined in the Lease, have the meaning given opposite each such term in the right-hand column, below.

Landlord:              Monroe Forsyth, Inc., a California corporation, as
                       General Partner for Marbles Enterprises, L.P., a
                       California limited partnership, and Molly Belle
                       Properties, L.P., a California limited partnership

Address of Landlord:   c/o Anderson, Zeigler, Disharoon, Gallagher & Gray
                       50 Old Courthouse Square, Fifth Floor
                       Santa Rosa, CA  95404
                       Attn: Wendy D. Whitson
                       Facsimile:  (707) 544-0260

Tenant:                American TonerServ Corp., a Delaware corporation

Address of Tenant:     420 Aviation Boulevard, Suite 103
                       Santa Rosa, CA  95403

Address for Payment
of Rent:               Randy Pennington
                       2375 Hardies Lane
                       Santa Rosa, CA  95405

Premises:              3,740 rentable square feet of space located at 420
                       Aviation Boulevard, Suite 103, Santa Rosa, California.

Lease Term:            Sixty (60) months.

Renewal Term(s):       One (1) thirty-six (36) month term.

Effective Date:        The date on which this Lease has been executed by both
                       Landlord and Tenant, as indicated following the signature block for each.

Commencement Date:     December 1, 2007.

Expiration Date:       November 30, 2012.

Lease Year:            Each twelve (12) month period beginning on the
                       Commencement Date during the Lease Term.

Base Rent:             The following rents:

                       Period                           Rent

                       12/1/07 - 11/30/08               $6,919.00*
                       12/1/08 - 11/30/09               $7,126.57
                       12/1/09 - 11/30/10               $7,340.37
                       12/1/10 - 11/30/11               $7,560.58
                       12/1/11 - 11/30/12               $7,787.40

                       *Rent shall be abated for the first three (3) months of the Term.


Rent for Extended
Term: At the commencement of the Extended Term, the Rent shall be the Fair Market Rent increased by three percent (3%) annually.

Adjustment Date for
Base Rent:             Each annual anniversary of the Commencement Date.

Base Year:             2008

Initial Proportionate
Share of Excess
Operating Expenses:    11.89%, subject to adjustment pursuant to Section
                       4.

Permitted Use:         General office.

Initial Tenant
Improvements:          Landlord shall complete the following, in a good and
                       workmanlike manner, prior to delivery: (1) paint all interior walls; (2) relocate kitchen counter and sink as depicted on Exhibit B; (3) carpet current kitchen;
                       (4) install door in open storage area.

Security Deposit:      Six Thousand Nine Hundred Nineteen Dollars
                       ($6,919.00).

Prepaid Rent:          Six Thousand Nine Hundred Nineteen Dollars
                       ($6,919.00).

Brokers:               Colliers International for Landlord and Tenant.

Guarantor and
Address:               None

Parking: Four (4) non-reserved, unassigned spaces per one thousand (1,000) square feet of rentable space.



                                   EXHIBITS


Exhibit A ................................................. Legal Description
Exhibit B ............................ Premises Description and/or Floor Plan
Exhibit C ............................................. Rules and Regulations
Exhibit D ......................................... Form of Acceptance Letter
Exhibit E ................................................. Form of Guarantee



                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease" or this "Agreement") is made and entered into as of the Effective Date identified in the summary of Basic Lease Terms preceding this Lease by and between the Tenant and Landlord also identified in such summary.

1.   Demise and Premises.

     1.1 Demise. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and subject to the conditions set forth in this Lease, the Premises described in Section 1.2 within the Building known as 420 Aviation Boulevard, Santa Rosa, Sonoma County, California (the "Building"). The Building is located upon the land legally described in Exhibit A (the "Land").

     1.2 Premises and Associated Rights. The premises leased to Tenant consist of the interior space in the Building having the square footage and location generally identified in the summary of Basic Lease Terms preceding this Lease, as more particularly identified on the description and/or floor plans attached as Exhibit B (the "Premises"), excluding, however, the roof and exterior walls, if any, of such space. The Premises also include the appurtenant right to use, in common with others, the public portions of the Building, including public hallways and lobbies, elevators, parking facilities to the extent allocated to Tenant in the summary of Basic Lease Terms, restrooms, sidewalks, ramps, landscape areas, and driveways.

     1.3 Commencement and Expiration Dates. The term of this Lease shall be for the period of months designated in the summary of Basic Lease Terms preceding this Lease, and shall have the Commencement Date and Expiration Date also designated in such summary (the "Term").

     1.4 Option to Extend Term. Provided that Tenant is not in default at either the time of option exercise or upon commencement of the renewal term, Tenant shall have one (1) option to extend the term on all provisions contained in this Lease for an additional thirty-six (36) month period ("Extended Term") following expiration of the initial Term, by giving written notice of exercise of the option ("Option Notice") to Landlord at least ninety (90) days prior to the expiration of the preceding Term.

2. Rent. Tenant shall pay to Landlord rent consisting of a Base Rent, as set forth in this Section 2, and Additional Rent, as set forth in Section 3 (Base Rent and Additional Rent, along with all other sums that become payable by Tenant under this Lease, whether to Landlord directly, or to a third party for the benefit of Landlord and the Premises, are referred to herein as "Rent"). All Rent shall be paid in advance on the first day of each month unless otherwise provided herein. All Rent shall be paid in lawful money of the United States to Landlord at the address for payment of rent set forth in the Summary of Basic Lease Terms preceding this Lease, or at such other place as Landlord shall designate by written notice to Tenant. Tenant shall pay all Rent promptly when due without notice or demand therefor and without any abatement, deduction or off set, for any reason whatsoever, except as may be expressly provided in this Lease. If the Tenant's obligation to pay Base Rent does not commence on the first day of a calendar month, or does not expire on the last day of the calendar month, the Base Rent payable by Tenant on the first fractional month, or the last fractional month, as the case may be, shall be prorated for said month. Tenant acknowledges that Tenant's late payment of Rent due Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to ascertain. Therefore, if Landlord does not receive any Rent due from Tenant within five (5) days of when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue amount, which late charge (a) shall be due and payable on demand, (b) constitutes liquidated damages for each delinquent payment under California Civil Code Section 1671, and (c) the payment of late charges and the payment of interest are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expenses incurred by Landlord in handling and processing delinquent payments. By their execution of this Lease, Landlord and Tenant confirm that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment, that the late charge is in addition to any and all remedies available to Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver by Landlord of such failure or to any other default under this Lease. Additionally, all such delinquent Rent, plus any late charge, shall bear interest at the rate of ten percent (10%) per annum, or, if lower, the maximum interest rate permitted by law (as applicable, the "Default Rate"), from the date due until paid. If any payment of Rent is returned for insufficient funds, Landlord may require Tenant to pay all future payments by cashier's check.

     2.1 Base Rent. The monthly Base Rent shall be the amount specified in the summary of Basic Lease Terms preceding this Lease (the "Base Rent").

     2.2  Rent During Extended Term/Adjustment Pursuant to Consumer Price
Index.

          2.2.1 The parties shall have thirty (30) days after Landlord receives the Option Notice in which to agree on rent during the Extended Term. If the parties agree on rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Rent.

          If the parties are unable to agree on Rent for the Extended Term within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving written notice to the other party, shall appoint a real estate appraiser with at least five (5) years of full-time commercial appraisal experience in Sonoma County to appraise and set the monthly rent for the Extended Term ("Fair Market Rental"). If a party does not appoint an appraiser within ten (10) days after the other party has given written notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Fair Market Rental. If they are unable to agree within thirty (30) days after the second
(2nd) appraiser has been appointed, they shall attempt to elect a third (3rd) appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the Fair Market Rental. If they are unable to agree on the third (3rd) appraiser, either of the parties to this Lease may apply to the American Arbitration Association (or any successor thereto) for the appointment of an arbitrator in Sonoma County to act as the third (3rd) appraiser. Each of the parties shall bear one-half (1/2) of the cost of appointing this third (3rd) appraiser and of the third (3rd) appraiser's fee. The third (3rd) appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

          Within thirty (30) days after the election of the third (3rd) appraiser, a majority of the appraisers shall set the Fair Market Rental. If a majority of the appraisers are unable to set the Fair Market Rental within this thirty (30) day period, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Fair Market Rental.

          In no event shall the Fair Market Rental be an amount which is less than the monthly rent in effect on the last day before the beginning of the Extended Term.

          If the Fair Market Rental has not been established by the commencement of the Extended Term, Tenant shall continue to pay the monthly rental in effect on the last day before the commencement of the Extended Term and Landlord and Tenant shall adjust their accounts once the Fair Market Rental has been established.

          2.2.2 This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant and/or Permitted Transferees as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

          2.2.3 Tenant shall have no further right to extend the term of this Lease.

     Subject to the limitations, and on the terms, set forth in this Lease, the Base Rent for the Extended Term shall be increased, effective on the anniversary of the Commencement Date, beginning with the second year of the Extended Term ("Adjustment Date"), by three percent (3%) annually.

3. Additional Rent. Tenant, throughout the Term, shall be obligated to pay its Proportionate Share (as that term is defined in Section 4) of all Excess Operating Expenses (as that term is defined in Section 3.3) actually incurred by Landlord. Tenant's Proportionate Share of Excess Operating Expenses shall be Additional Rent.

     3.1 Operating Expenses. The term "Operating Expenses" shall mean all expenses reasonably paid or incurred by Landlord or on Landlord's behalf as determined by Landlord to be necessary or appropriate for the operation, maintenance and repair of the Land and/or Building, including the common areas thereof, and the curbs, sidewalks and plazas adjoining the same, including without limitation:

          3.1.1 Salaries, wages, medical, insurance, union and general welfare benefits, pension payments, payroll taxes, worker's compensation insurance, uniforms and related expenses and benefits of employees of Landlord engaged in the repair, operation, maintenance, management, engineering and security of the Land and/or Building;

          3.1.2 All expenses incurred for gas, steam, electricity, heat, ventilation, air-conditioning, water, elevator service and other services or utilities furnished to the Building, together with any taxes thereon;

          3.1.3 All maintenance costs relating to public and service areas of the Building and/or Land, including, but not limited to sidewalks, landscaping, parking, service areas, mechanical rooms, loading areas, and Building exteriors;

          3.1.4 The cost of all insurance premiums and charges including but not limited to rent loss insurance, casualty, liability, fire with extended coverage endorsement, flood and fidelity insurance, with regard to the Land and/or Building and the maintenance and/or operation thereof;

          3.1.5 The cost or rental of all supplies, including without limitation, cleaning supplies, light bulbs, tubes and ballasts, materials and equipment, and all taxes thereon;

          3.1.6 The cost of hand tools and other moveable equipment used in the repair, maintenance or operation of the Building and Land, provided said tools and equipment are used solely on the Building and Land not other locations;

          3.1.7 The cost of all charges for window and other cleaning, janitorial and security services;

          3.1.8 Charges of independent contractors performing repairs or services to the Land and/or Building not otherwise chargeable to a specific tenant;

          3.1.9 Repairs, replacement and general maintenance made by Landlord;

          3.1.10 All taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Land and/or Building, or by others, whether subsequently created or otherwise, whether foreseen or unforeseen, and any other taxes and assessments attributable to the Land and/or Building, whether or not directly paid by Landlord, including local improvement district assessments, traffic or signalization improvement assessments, rent taxes, gross receipt taxes, business license taxes and fees for permits for the Building, and any other tax or charge, including income taxes and sales taxes, levied wholly or partly in lieu thereof and any increase in any tax, including income taxes and any imposition of any taxes such as a sales tax, if increased or imposed due to a reduction in property taxes, excepting only inheritance or estate taxes and state or federal income taxes computed on the basis of the net income of the owners of the Building;

          3.1.11 Alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance companies or the holders of any encumbrances against the land and/or Building;

          3.1.12 Management fees paid to a third party, or, if no managing agent is employed by Landlord, a management fee which is not in excess of the then-prevailing rates for management fees of other first-class buildings devoted to similar uses in the County and State, metropolitan area;

          3.1.13 The costs of any capital improvements or repairs to the Building and/or of any machinery or equipment installed in the Building amortized over the useful life of the improvements, machinery and/or equipment as estimated by Landlord, that is made or becomes operational, as the case may be, after the completion of the initial construction of the Building that will improve the operating efficiency of the Building or which may be required to comply with laws, ordinances, rules or regulations' promulgated, adopted or enforced after completion of the initial construction of the Building;

          3.1.14 Legal, accounting and other professional fees incurred in connection with operation, maintenance and management of the Land and/or Building;

          3.1.15 All other charges properly allocable to the operation, repair and maintenance of the Land and/or Building in accordance with generally accepted accounting principles;

          3.1.16 The cost of air monitoring within the Building in order to detect and monitor the level of any hazardous materials within the air in the Building.

     3.2 Operating Expense Exclusions. Notwithstanding anything contained in the foregoing Section 3.1 the following expenses shall be excluded from Operating Expenses:

          3.2.1 Depreciation or amortization on the initial construction of the Building;

          3.2.2 Debt service (including without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or Land;

          3.2.3 The cost of leasehold improvements made for any tenants of the Building;

          3.2.4 Leasing commissions, costs and disbursements and other expenses (including advertising) incurred in connection with leasing, renovating, or improving space for tenants or other occupants of the Building;

          3.2.5 Repairs, replacements, supplies, alterations, janitorial services, and general maintenance paid for by insurance proceeds or by Tenant or other third parties; or

          3.2.6 Specific costs incurred for the account of, or separately billed to and paid by specific tenants of the Building.

          3.2.7 Expenses related to elevator service, lobby janitorial and plant service and common area restroom janitorial expense.

     3.3 Excess Operating Expenses. The term "Excess Operating Expenses" means, for any Operating Year (defined at Section 4.1), the amount by which the total Operating Expenses for such Operating Year exceed the total Operating Expenses for the Base Year identified in the Basic Lease Terms preceding this Lease. The provisions for payment of Tenant's Proportionate Share of Operating Expenses are intended to pass on to Tenant, and reimburse Landlord for, all costs and expenses of the nature described in Section 3.1 incurred in connection with ownership and operating of the Building to the extent such costs and expenses exceed in amount the same costs and expenses for the Base Year.

     3.4  Direct Tenant Obligations.

          3.4.1 Business Taxes. Tenant shall be directly liable for, and shall pay as and when due throughout the Term, all license and excise fees and occupation taxes covering the business conducted on the Premises. If any governmental authority or unit under any present or future law effective at any time during the Term shall in any manner levy a tax on rents payable under this Lease or rents accruing from use of the Premises, or a tax in any form against Landlord because of, or measured by, income derived from the leasing or rental thereof, such tax shall be paid by Tenant, either directly or through Landlord, and Tenant's failure to do so shall constitute an Event of Default. Tenant shall not, however, be liable to pay any net income tax imposed on Landlord unless, and then only to the extent that, the net income tax is a substitute for real estate taxes.

          3.4.2 Taxes on Tenant's Property. Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against the Premises, Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, then Landlord shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall so pay such taxes, then Tenant shall, upon demand, repay to Landlord the taxes so levied and paid by Landlord, or the proportion of such taxes resulting from such increase in the assessment. In any such event, Tenant, shall have the right, at Tenant's sole cost and expense, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

          3.4.3 Tenant Improvements. If the Tenant Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Premises by reason of such excess assessed valuation shall be deemed to be property taxes and assessments levied against personal property of Tenant and shall be governed by the provisions of Section 3.4.2, above. If the records of the County assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than Landlord's "building standard", such records shall be binding on both Landlord and Tenant. If the records of the County assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual costs of construction shall be used.

          3.4.4 Utilities. All utility charges for the Premises and the Building shall be treated as Operating Expenses and reimbursed by Tenant pursuant to Section 3.

4.   Payment of Additional Rent.

     4.1 Operating Year. As used in this Section 4 the term "Operating Year" shall mean each calendar year of the Lease Term specified in Section
1.3 and if this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payment referred to herein shall be prorated on a daily basis.

     4.2 Tenant's Proportionate Share. Tenant's Proportionate Share of Excess Operating Expenses shall equal the rentable square feet contained within the Leased Premises divided by the total rentable square feet from time to time contained within the Building and intended for lease to tenants, subject to an equitable adjustment, determined by Landlord if there is any disproportionate usage or consumption by Tenant. As of the date of this Lease Tenant's Proportionate Share is the percentage stated in the summary of Basic Lease Terms preceding this Lease.

5.   Use.

     5.1  General.

          5.1.1 Tenant shall use and occupy the Premises continuously during the Term of this Lease for uses specified in the summary of Basic Lease Terms preceding this Lease.

          5.1.2 If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure, maintain and comply with the terms and conditions of each such license or permit. Tenant shall, at Tenant's expense, comply with all laws and requirements of public authorities relating to Tenant's use and occupancy of the Premises and shall observe the Rules and Regulations as may be adopted pursuant to Section 5.4 hereof of which Landlord notifies Tenant from time to time for the safety and general order of the Premises and the Building.

     5.2 Negative Covenants as to Use. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises that will cause any substantial noise, vibration, fumes or electronic interference. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Premises, or permit anything to be done in the Premises, in any manner that: (a) violates the Certificate of Occupancy for the Premises or for the Building, or provisions of zoning laws or ordinances, or use permits, applicable to the Building; (b) causes injury to the Premises or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the laws or requirements of any public authorities or the requirements of insurance bodies, or the requirements of any restrictive covenants of record; (d) involves gambling in any form, or the use of lottery, gaming or arcade devices, (e) involves the sale, rental or viewing of pornographic, obscene or "adult materials," or involves adult entertainment of any kind, (f) otherwise impairs the character, reputation or appearance of the Building as a first-class office building; (g) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (h) annoys or inconveniences other tenants or occupants of the Building.

     5.3  Hazardous Substances.

          5.3.1 Tenant Shall Not Permit Hazardous Substances Upon the Premises. Tenant will not itself, and will not suffer or permit its employees, agents, contractors or invitees in or about the Premises or Building to use, generate, process, store, transport, handle, or dispose of, on, under, in, or from the Premises, the Building or the Land, any Hazardous Substances (as that term is defined in Section 5.3.4, below) in quantities or concentrations that exceed amounts allowed by, or in a manner that fails to comply with, applicable law.

          5.3.2 Notification. Tenant shall immediately notify Landlord should Tenant (a) become aware of the existence of any Hazardous Substance on the Premises or the Building, (b) receive any notice of, or become aware of, any actual or alleged violation with respect to the Premises or Building of any federal, state, or local statute, ordinance, rule, regulation, or other law pertaining to Hazardous Substances, or (c) become aware of any lien or action with respect to any of the foregoing. Tenant shall deliver to Landlord, promptly upon receipt, (i) copies of any documents received from the United States Environmental Protection Agency ("EPA") and/or any state, county, or municipal environmental or health agency concerning Tenant's ownership, use, or operations upon or in connection with the Premises; and
(ii) copies of any documents submitted by Tenant to the EPA and/or any state, county, or municipal environmental or health agency concerning the Premises.

          5.3.3 Inspection and Remedial Action. Landlord is hereby authorized to enter the Premises thereon at reasonable times, and after reasonable notice, for the purpose of inspecting the Premises, to ascertain Tenant's compliance with all covenants made in this Section. Upon Landlord's written request (a) Tenant, through professional engineers approved by Landlord and at Tenant's cost, shall thoroughly investigate suspected Hazardous Substances contamination of the Premises occurring after the Commencement Date, or of the Building or Land and caused by a breach of Tenant's covenant at Section 5.3.1, and (b) Tenant shall forthwith take such remedial action with respect to any such contamination as may be necessary to ensure that no such Hazardous Substances are present on the Premises or in the groundwater of the Premises, Building or Land in quantities or concentrations that exceed amounts allowed by applicable law. Tenant's obligations under this Section shall arise upon Landlord's demand as provided herein, regardless of whether the EPA or any other federal, state, or local agency or governmental authority has taken or threatened any action in connection with the presence of any Hazardous Substance on, or release of any Hazardous Substance from, the Premises, Building or the Land. If Tenant shall fail promptly to discharge its obligations under this Section, Landlord may, at its election, but without the obligation to do so, cause such investigation to be made or remedial action to be taken and/or take any and all other actions that Landlord may deem necessary or advisable to protect its interests or to avoid or minimize its liability for the existence of Hazardous Substances on the Premises, the Building or the Land, or for a release thereof from the Premises, the Building or Land. All amounts expended by Landlord under this Section shall be payable by Tenant to Landlord upon demand.

          5.3.4 Definition of Hazardous Substance(s). The term "Hazardous Substance" shall mean:

               (a)  "Hazardous substances" as defined by 40 CFR Part 302;

               (b)  "Extremely hazardous substance" as defined by 40 CFR Part
355;

               (c)  "Toxic chemicals" as defined by 40 CFR Part 372;

     (d) "Hazardous chemical" as defined by 29 CFR Section 1910.120, to the extent it is included in the employer's written Hazard Communication Program or in Material Safety Data Sheets that are located on site;

               (e) "Hazardous Waste" as defined by applicable administrative rules;

               (f)  Petroleum, including crude oil and any fraction thereof;
and

               (g) Any material that contains more than one percent (1%) of asbestos.

          5.3.5 Survival. Tenant's covenants set forth in this Section 5.3 shall survive the termination of the Lease or any transfer by Tenant, by assignment or otherwise, of any or all right, title, or interest of Tenant in the Premises, except that should Tenant no longer be in possession of the Premises and have no actual knowledge of hazardous substances being used by a successor, Tenant shall have no responsibility to notify Landlord under
Section 5.3.2.

     5.4 Rules and Regulations. Tenant and its employees and agents shall faithfully observe and comply with, and Tenant shall cause its invitees and licensees to observe and comply with, the rules and regulations attached as Exhibit C and with such changes therein as Landlord may from time to time make and of which Landlord has notified Tenant (the "Rules and Regulations"). Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant's employees, agents, invitees or licensees.

6.   Condition of Premises, Maintenance and Repair.

     6.1 Tenant's Acceptance. Tenant accepts the Premises AS IS, and as being in good, sanitary and working order, condition, and repair. Tenant shall have thirty (30) days following delivery of possession to provide Landlord with a punch list of any corrections which need to be made in the Initial Tenant Improvements detailed in the Basis Lease Terms. Landlord shall promptly address all such punch list items.

     6.2 Tenant's Maintenance Obligations. Tenant, at its expense, shall be responsible for maintaining the Premises, the fixtures and improvements in the Premises, and Tenant's Property (defined at Section 9.2), except for the maintenance of structural elements of the Building included in the Premises, lighting, plumbing, mechanical, and electrical systems which shall be maintained by Landlord and the cost of which shall be an Operating Expense. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, maintenance and replacement of millwork, cabinets, wall and floor coverings in the Premises. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of the performance or existence of Tenant Improvements (defined at Section 7.1); the installation, use or operation of Tenant's Property in the Premises; the moving of Tenant's Property in or out of the Building; or the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly report to Landlord any damage or injury occurring on or to the Premises or the Building.

     6.3 Manner. Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises and the Building for which Tenant is responsible. Such work shall be performed only by contractors reasonably approved by Landlord. Any such repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may, at Landlord's election be performed by Landlord at Tenant's expense provided the expenses for such work by Landlord are reasonable in light of the nature of the work and by bids obtained by Tenant, and Landlord may, at its option before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, bond or surety in a form and amount as Landlord shall reasonably deem necessary to assure the payment for such work by Tenant.

     6.4 Janitorial Services. Landlord shall provide routine janitorial services to the Premises of a standard that is substantially equivalent to the services provided in similar buildings in the County and State metropolitan area.

     6.5 Utilities to the Premises. Landlord shall supply water, sewer, gas, heat, ventilation, and electricity to the Premises at Landlord's cost, subject to paragraph 3. Tenant will not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of any utility, service, or material provided to the Premises.

     6.6 Landlord's Maintenance and Repair Obligations. Landlord shall cause to be made all structural repairs to the roof, walls and foundations of the Building as and when needed in or about the Premises and the cost thereof shall be an item of Operating Expenses as defined in Section 3.1 hereof, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease.

     6.7 Waiver. Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption of or injury to Tenant's business arising from Landlord's acting reasonably to make any repairs or changes that Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises. Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any act or failure to act of any security personnel or mechanism used in the Building, or by reason of any lack of security in the Building. To the fullest extent permitted by applicable law, Tenant hereby waives any and all rights under any law in existence during the Term that is inconsistent with the provisions of this Section 6.7, including, without limitation, any right arising under the provisions of Sections 1941 and 1942 of the California Civil Code, or arising under any law purporting to authorize a tenant to make repairs at the expense of a landlord or to terminate a lease.

     6.8 End of Term. Upon termination of this Lease for any reason whatsoever Tenant will peacefully surrender to Landlord the entire Premises with all improvements, changes, alterations and replacements thereto, in good order, condition and repair, but in any event with all windows, walls, floors, and carpets cleaned, all equipment in good working order, and the Premises restored to their original condition as of the Commencement Date, ordinary wear and tear excepted. Upon such termination, Tenant shall have the right to remove Tenant's Property, as provided at Section 9.2.

7.   Tenant Alterations.

     7.1 Landlord's Consent. Tenant shall make no alterations, additions, or improvements in or to the Premises (herein, "Tenant Improvements") without Landlord's prior written consent, to be granted or withheld pursuant to Sections 7.2 and 7.3 below, and, if such consent is granted, then only contractors or mechanics that are approved by Landlord shall effect such Tenant Improvements.

     7.2 Procedure for Approval. If Tenant wishes to make any Tenant Improvements to the Premises that either (a) are of a structural nature, or
(b) involve a cost greater than Twenty-Five Hundred Dollars ($2,500.00), or
(c) involve the roof, foundation, exterior walls or interior load-bearing walls of the Building (collectively, "Major Work"), Tenant shall submit to Landlord, for Landlord's written approval, a written description of the Major Work that Tenant proposes to perform together with detailed plans and specifications for such Major Work. If Tenant wishes to make any alterations, additions, or improvements to the Premises that do not constitute Major Work, Tenant shall submit to Landlord, for Landlord's written approval, a written description of such work. Reference herein to "structural work" or "work of a structural nature" shall have the meaning that such terms normally connote in the construction industry. By way of example, alteration of interior non load bearing walls and partitions, alteration of ceilings, installation of wall coverings, painting, installation of rugs, and similar work shall not be deemed to constitute structural work; alteration to any exterior wall, load bearing wall, roof, plumbing system, heating, ventilation, and air conditioning system or similar work shall be deemed to be of a structural nature.

     7.3 Standard for Approval. Landlord's approval of proposed work shall not be unreasonably withheld or delayed if such work (a) does not adversely affect, in Landlord's judgment, the appearance of the Premises and/or Building or the value of the Premises and/or Building, (b) does not adversely affect, in Landlord's judgment, Landlord's ability to re-lease the Premises,
(c) does not affect the structural integrity of the Building or its systems,
(d) conforms to the requirements of all building codes and any other applicable laws and regulations, and (e) can be performed and completed without disrupting the business or operation of the Building or of any other tenant of the Building. Tenant's failure to obtain Landlord's prior written consent to any proposed work shall constitute an Event of Default hereunder.

     7.4 Compliance with Laws. All work done by Tenant shall be performed in full compliance with all laws, rules, orders and ordinances. Without limiting the generality of the foregoing: (a) Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant Improvements and for final approval thereof upon completion, and shall cause the Tenant Improvements work to be performed in compliance with all such permits and certificates, applicable laws and requirements of public authorities and with all applicable requirements of insurance, and (b) Tenant shall be responsible for assuring that the Premises complies with any and all requirements of the Americans with Disabilities Act and any other Federal, State or local governmental agency requirements relating to Tenant's specific use of the Premises or Tenant's business operation. Landlord's approval or consent to any proposed work shall not be deemed a waiver of, or an opinion respecting, the compliance of the proposed work with the requirements of this Section 7.4.

8.   Liability and Insurance.

     8.1 Action by Tenant. Further to Section 5.2, Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises that would subject Landlord to any liability or responsibility for personal injury, death or property damage, or that would increase insurance rates in respect of the Land, Building or the property therein over the rates that would otherwise then be in effect or that would result in insurance companies of good standing refusing to insure the Building or the property therein in amounts satisfactory to Landlord, or that would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Land, Building or the property therein. If, by reason of any failure of Tenant to comply with the provisions of Section 5 or this Section 8.1, the premiums on Landlord's insurance on the Building and/or property therein shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant.

     8.2 Landlord's Insurance. Landlord shall procure and maintain at all times during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement value thereof (exclusive of Tenant's trade fixtures, non-standard tenant improvements, equipment and personal property), providing protection against all perils included within the classification of fire, extended coverage, all risk of loss as it relates to the standard insuring clause, loss of rental income, Landlord's risk liability coverage, and to the extent any mortgagee of the Building may require or as Landlord may deem prudent, coverage against such other hazards that are then commonly insured against for similar properties. Such insurance shall provide for payment of loss thereunder to Landlord and/or the holder of any mortgages or deeds of trust or real estate contracts on the Land and/or Building.

     8.3 Waiver of Subrogation. Each party hereby releases the other party and its agents and employees in respect of any claim that the releasing party might otherwise have against the other party or its agents or employees for, and waives any right of subrogation in respect of, loss, damage or other casualty occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in the County and the State. Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Premises or the personal property, fixtures and equipment located therein, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to make the waiver set forth in the first sentence of this Section 8.3, without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and its agents and employees.

     8.4 Commercial General Liability Insurance. Tenant, at its expense, shall procure and maintain at all times during the Term and at anytime prior to the Term that Tenant is given possession of the Premises, commercial general insurance in respect of the Premises and the conduct or operation of business therein, with Landlord, Landlord's Operating Manager and Landlord's managing agent, if any, and any mortgagee whose name and address shall previously have been furnished to Tenant, as additional named insureds, with limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury or death to any number of persons in any one occurrence, and for property damage. All such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Section 15.2.

     8.5 Tenant's Fire and All Risk Coverage Insurance. Tenant shall also at its own expense maintain, during the Term, and at any time prior to the Term that Tenant is given possession of the Premises, insurance covering its furniture, fixtures, equipment, and inventory in an amount equal to not less than one hundred percent (100%) of the full replacement value thereof and insuring against fire and all risk perils coverage as provided by a standard all risk coverage endorsement and the plate glass and all other glass is the responsibility of the Tenant in the event of breakage from any cause.

     8.6 Insurance Policies. All insurance policies required to be carried by Tenant hereunder shall name Landlord as additional insured and shall be with companies and with loss-payable clauses satisfactory to Landlord, and certified copies or originals of policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to Tenant commencing occupancy and thereafter within thirty (30) days prior to each renewal thereof. Such certificate shall be from a company holding a "Best's Rating" of at least A- Class VII, shall indicate that the insurance policy is in full force and effect, and that the policy bears an endorsement that the same not be canceled or amended unless thirty (30) days prior written notice by U.S. Certified Mail of the proposed cancellation or amendment has been given to Landlord and any mortgagee of which Landlord has given Tenant notice prior to the date of such certificate. Each of said certificates of insurance and each such policy of insurance required to be maintained by Tenant hereunder shall expressly evidence insurance coverage as required by the Lease. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry, and shall not have a "deductible" in excess of a commercially reasonable amount.

     8.7 Increase in Coverage. Landlord may from time to time require that the amount of public liability insurance to be maintained by Tenant under
Section 8.4 be increased to an amount determined by Landlord to be commercially reasonable to adequately protect Landlord's interest. Upon receipt by Tenant of a notice from Landlord stating the increased amount of insurance, Tenant shall thereafter carry the insurance as set forth in such notice. In no event shall the amount of public liability insurance to be carried by Tenant be less than the amount specified in Section 8.4.

9.   Landlord's Property, Tenant's Property.

     9.1 Landlord's Property. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant. Any carpeting or other personal property in the Premises on the Commencement Date shall be and remain Landlord's property and shall not be removed by Tenant; provided, that at Landlord's written request, Tenant shall, at its sole expense upon termination of the Lease remove those items belonging to Tenant specified by Landlord, including any or all fixtures, equipment, improvements, appurtenances and other personal property, that are deemed herein the property of Landlord.

     9.2 Tenant's Property. All unattached business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by or for the account of Tenant without expense to Landlord and that can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises (together, the "Tenant's Property") shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease; provided, that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property, and shall be deemed to be the property of Landlord.

     9.3 Removal. At or before the Expiration Date of this Lease, or any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property.

     9.4 Abandonment. Any items of Tenant's Property that shall remain in the Premises after the Expiration Date of this Lease, or any earlier termination of this Lease, at the option of Landlord, may, at Landlord's election, be deemed to have been abandoned, and in such case such items may be retained by Landlord, and Landlord may deal with Tenant's Property in such manner as Landlord shall determine, at Tenant's expense.

10. Holding Over. If Tenant holds over after the Expiration Date or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred twenty-five percent (125%) of the Base Rent in effect upon the date of such expiration or termination (prorated on the basis of a thirty
(30) day month and actual days elapsed), and otherwise subject to the terms, covenants, and conditions herein specified, so far as applicable. Acceptance by Landlord of rental after such expiration or earlier termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 10 are in addition to and do not affect Landlord's right of re entry or any rights of Landlord hereunder or as otherwise provided by law.

11. Signs. Tenant shall not place or suffer to be placed on the exterior walls or windows of the Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, picture, letter or other thing of any kind without the prior written consent of Landlord. If Tenant shall install any sign without Landlord's consent, Landlord shall have the right and authority without liability to Tenant to enter upon the Premises, remove and store the subject sign and repair at Tenant's cost all damage caused by the removal of the sign. At Landlord's cost, Tenant's company name shall be added to the monument sign located in front of the Building in which the Premises are located.

12.   Access and Control of Premises.

     12.1 Access to Premises. Landlord shall have access to the Premises at all reasonable times and upon at least twelve (12) hours' notice (unless in case of emergency for which no notice need be given): (a) inspect the Premises; (b) within one hundred eighty (180) days of the end of the term, to exhibit the Premises to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with its obligations hereunder; (d) supply any service to be provided by Landlord to Tenant hereunder; (e) post notices of non-responsibility; (f) make repairs required of Landlord hereunder or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building, provided, however, that all such work shall be done in a commercially reasonable and prompt manner, or (g) exercise any of its rights hereunder including, without limitation, its cure rights under Section 16.1. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, and during the course of work being performed keep and store upon the Premises all necessary material, supplies, and equipment, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, if any. No additional locks shall be placed by Tenant upon any doors in the Premises and if more than two keys for any lock are desired, such additional keys shall be paid for by Tenant. All keys shall be duplicated only by Landlord, and under no circumstance shall Tenant cause any key to be duplicated. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency or in re-taking possession in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.

     12.2 Waiver in Connection with Landlord's Entry. Tenant hereby waives any claim against Landlord for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by entry on the Premises in accordance with any provision of this Lease except to the extent caused by the negligence or intentional misconduct of Landlord.

     12.3 Building Changes. Landlord reserves the right, at any time, without incurring any liability by Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the doors, halls, passages, elevators, escalators and stairways thereof, and other public parts and common areas of the Building and Land, as Landlord shall reasonably deem necessary or desirable, including the temporary or permanent closure or inoperability; however, Landlord, in so doing, shall not materially interfere with Tenant's use and enjoyment of the Premises. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises, so long as the installation and maintenance thereof do not detract from the use or appearance of the Premises.

13.  Damage or Destruction.

     13.1 Rights and Obligations.

          13.1.1 Obligation to Rebuild. If rentable area of the Building, or any portion thereof, is damaged, destroyed, or rendered untenantable due to fire or other casualty (which is not due to the fault or negligence of Tenant or its agents, employees, or invitees and is not due to-any default by Tenant), and if

          (a) the damage or destruction does not exceed twenty-five percent (25%) of the insurable value of the Building,

          (b) the Building is capable of being repaired, reconstructed or restored within a period of one hundred fifty (150) days from the casualty, and

          (c) Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction or restoration,

then Landlord shall be obligated to restore the Building to a condition reasonably comparable to its condition prior to such casualty. In such event, this Lease shall remain in full force and effect, Rent shall be adjusted pursuant to Section 14.2, Landlord will commence restoring that portion of the Building so damaged as soon as commercially practicable, and will diligently complete the restoration.

          13.1.2 Right to Terminate. In the case of a casualty loss not described in Section 13.1.1, then within sixty (60) days after such a casualty Landlord shall have the right to elect either to terminate this Lease or to restore the Building. Landlord shall make its election by written notice to Tenant within such sixty (60) day period of time. If Landlord elects to terminate this Lease, the termination shall be effective thirty (30) days after receipt of the notice by Tenant. If Landlord does not elect to terminate this Lease, then Rent shall be abated in accordance with
Section 13.2 and Landlord shall restore the Building in accordance with the requirements of Section 13.1.1.

          13.1.3 Tenant's Property. If Landlord undertakes to repair the Building after an event of casualty, such restoration shall not include replacement of furniture, equipment or other items designated as Tenant's Property herein.

          13.1.4 Late Term Casualty. Regardless of Sections 13.1.1 and 13.1.2, if the casualty loss occurs within the last two (2) years of the Term, then, regardless of the extent of the damage, Section 13.1.2 shall establish the rights and obligations of Landlord and Tenant.

    13.2 Rent Abatement. If all or part of the Premises shall be damaged or destroyed or rendered untenantable as a result of fire or other casualty, not caused by Tenant, its agents, employees or invitees, the Base Rent shall be abated or reduced based on the number of square feet of space rendered untenantable and Additional Rent provided herein shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to the date the damage to the Premises shall be returned to a condition reasonably usable by Tenant for the use designated herein, or the date on which Tenant again uses the untenantable portion, whichever first occurs.

    13.3 Interference with Tenant's Business. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Section 13. The provisions of this Lease, including this Section 13, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Building, and any applicable State, federal or local law or ordinance including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code with respect to any rights or obligations concerning damage or destruction, whether now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or any other portion of the Building.

    13.4 Insurance on Tenant's Property. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations under this Lease, Landlord shall not be obligated to repair any damage to or replace any improvements paid for by Tenant, or any of Tenant's Property. If Landlord elects to restore the Premises as provided in this Section 13, Tenant shall use all proceeds from the insurance it carries on Tenant's Property to restore Tenant's Property on the Premises.

14.  Eminent Domain.

     14.1 Total Condemnation. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, (including a sale under threat of condemnation) this Lease shall terminate as of the date of vesting of title on such taking (herein called "Date of Taking"), and the Base Rent and Additional Rent shall be prorated and adjusted as Date of Taking.

     14.2 Partial Condemnation. If a part of the Building or the Land shall be so taken, this Lease shall be unaffected by such taking, except that:

          14.2.1 Landlord's Option to Terminate. Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of Taking; and

          14.2.2 Tenant's Option to Terminate. If twenty percent (20%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of Taking.

     14.3 Effect of Termination or Continuation. This Lease shall terminate on the date that such notice from the Landlord or Tenant to the other shall be given, and the Base Rent and Additional Rent shall be prorated and adjusted as of such taking date. Upon a partial taking this Lease shall continue in force as to the remaining part of the Premises, and the Base Rent and Additional Rent shall be adjusted according to the rentable Area remaining.

      14.4 Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. Tenant shall have no claim against Landlord or the condemning authority for the unexpired portion of the Lease term. Nothing contained in this Section 14.4 shall be deemed to prevent Tenant from making a claim in any condemnation proceeding for the value of any fixtures or furnishings installed by Tenant at its sole expense and which are included in the taking.

     14.5 Temporary Taking. A temporary taking (or transfer in lieu thereof) of any portion of the Premises by any authorized authority shall not cause a termination of this Lease, but Tenant shall be entitled to a rent reduction or abatement during the period its possession is interfered with because of any such taking of the Premises. Such rent reduction or abatement shall equal the lesser of the Rent that would have been payable by Tenant during the period of such temporary taking or an amount equal to the award paid by the condemning authority for such taking. If the taking is for a period of longer than one year, or for an indefinite period that extends beyond one year, either Landlord or Tenant may elect to terminate this Lease by notice to the other given within thirty (30) days after the event giving rise to the right of termination. No temporary taking of the Land or of any portion of the Building not including the Premises shall give Tenant the right to any rent abatement, reduction, or lease termination.

15.  Landlord's Self-Help Rights; Liability and Indemnification.

     15.1 Landlord's Right to Cure. If Tenant fails to pay or perform any of its obligations under this Lease, Landlord may, without waiving or releasing Tenant from its obligations hereunder, but shall not be required to, pay or perform such obligations on Tenant's behalf upon ten (10) days notice to Tenant (except where, in Landlord's opinion, an emergency exists, in which event no notice shall be required), and Tenant shall reimburse or pay promptly to Landlord the reasonable cost thereof as Additional Rent. "Reasonable cost," as used in this Section 15, means Landlord's actual out-of-pocket costs to effect such cure plus twenty percent (20%) to cover overhead, administrative and collection charges. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from Landlord's exercise of its rights under this Section 15.1.

     15.2  Indemnity.

          (a) Landlord agrees to indemnify, protect, defend, and hold Tenant, its directors, officers, employees, and agents, harmless from and against all claims, actions, losses, damages, costs, expenses, and liabilities (except those caused by the willful or negligent acts or omissions of Tenant), arising out of the actual or alleged injury to or death of any person or loss of or damage to property in or upon the Premises and the Building, including the person and property of Tenant, its directors, officers, employees, agents, invitees, licensees, or others, arising out of or in connection with the willful or negligent acts or omissions of Landlord or Landlord's employees, agents, or contractors.

          (b) Tenant agrees to indemnify, protect, defend and hold Landlord, its directors, officers, employees, and agents, harmless from and against all claims, actions, losses, damages, costs, expenses and liabilities (except those caused by the willful or negligent acts or omissions of Landlord), arising out of the actual or alleged injury to or death of any person or loss of or damage to property in or upon the Premises, including the person and property of Landlord, its directors, officers, employees, agents, licensees, or others, arising out of or in connection with the willful or negligent acts or omissions of Tenant or Tenant's employees, agents, or contractors.

     15.3 Limit on Landlord's Liability. Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster or other material, steam, gas, electricity, or from bursting, overflowing, or leaking of water, water or rain which may leak from or into any part of the Premises or from pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, from dampness, from electrical wiring, circuitry, power surges, overloads, spiking or interruption of any kind, from air conditioning equipment, or from gas or odors, sprinkler leakage, or from any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, invitees, servants or employees. Landlord and its agents shall not be liable for interference with the light, air, or other incorporeal hereditaments or for any latent defect in or on the Premises or the Building; however, such shall not limit Landlord's obligations to maintain the Building. Tenant shall give prompt notice to Landlord in case of casualty or accidents on or about the Premises. Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building or its management (excluding rent checks delivered to management), nor for the loss of or damage to any property by theft or otherwise.

     15.4 Defense of Claims. In case any action or proceeding shall be brought against Landlord by reason of a claim covered by the provisions of
Section 15.2, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense, by counsel approved in writing by Landlord.

16.  Defaults and Remedies.

     16.1 Events of Default. In addition to events described elsewhere in this Lease as constituting a "default" or an "Event of Default," the occurrence of any one or more of the following events shall constitute an Event of Default hereunder by Tenant:

          (a) Tenant's vacation or abandonment of the Premises. Abandonment is herein defined to include, but is not limited to, failure to conduct its business at the Premises during any thirty (30) business day period and failure to pay rent for such period;

          (b) Tenant's failure to make any payment of Rent hereunder as and when due, where such failure shall continue for a period of three (3) days after Tenant's receipt of written notice thereof; provided, that no such notice shall be required more frequently than once in any consecutive twelve
(12) month period and, where no notice is required, an Event of Default shall arise automatically upon the due date for the payment of Rent;

          (c) Tenant's failure at any time to carry insurance, with the coverage and in the amounts, required to be carried pursuant to Sections 8.4 and 8.5;

          (d) Tenant's failure to observe or perform any of the other covenants or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant (unless this Lease elsewhere provides that such failure alone constitutes an Event of Default hereunder upon its occurrence). If the nature of Tenant's default is such that more than five
(5) days are reasonably required for its cure, then an Event of Default shall not be deemed to occur if Tenant shall commence such cure within said five
(5) day period and shall thereafter diligently prosecute such cure to completion, but in no event shall such default extend beyond thirty (30) days. Once notice of default has been given, no additional notice shall be required in order for Landlord to exercise remedies under Section 16.2 by reason of a recurrence or continuation of such default; or

          (e) If (i) Tenant or any Guarantor named in the Basic Lease Terms summary preceding this Lease shall make any general assignment for the benefit of creditors; (ii) a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by or against Tenant or any such Guarantor (unless the same is dismissed within thirty [30] days); (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, is attached, executed upon, or otherwise judicially seized, where such seizure is not discharged within thirty (30) days.

     16.2 Remedies. Upon the occurrence of an Event of Default, Landlord may exercise any one or more of the remedies set forth in this Section 16, or any other remedy available under applicable law or contained in this Lease.

           16.2.1 Re-Entry. Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, peaceably but using such reasonable force as may be required, and without judicial process, or by any suitable action or proceeding at law, and may repossess the Premises, and may remove any persons, fixtures or chattels therefrom, to the end that Landlord may have, hold and enjoy the Premises. In the event of any such retaking of possession of Premises by Landlord, Tenant shall remove all personal property located thereon and upon failure to do so upon demand of Landlord, Landlord may in addition to any other remedies allowed by law, remove and store the same in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay all sums due hereunder together with the cost of storing any such property within thirty (30) days after it has been stored, Landlord may sell any or all of such property at public or private sale and shall apply the proceeds of such sale first, to the cost of such sale; second, to the payment of the charges and expenses for reentry, removal and storage; third, to the payment of any other sums of money that may be due from Tenant to Landlord under the terms of this Lease; and the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of Premises or removing and storing or selling the property of Tenant as herein provided, and will indemnify, defend and save Landlord harmless from loss, costs or damages to Tenant occasioned thereby, and no such re-entry shall be considered or construed to be a forcible entry. RE-ENTRY OR TAKING POSSESSION OF SAID PREMISES BY LANDLORD SHALL NOT BE CONSTRUED AS AN ELECTION ON ITS PART TO TERMINATE THIS LEASE UNLESS A WRITTEN NOTICE OF SUCH INTENTION IS GIVEN TO TENANT.

          16.2.2 Continue the Lease. Landlord may elect to continue this Lease in effect, whether or not Tenant shall have abandoned or Landlord shall have re-entered the Premises. In such event Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as the same may become due hereunder and to recover damages from Tenant in accordance with the provisions of this Section 16.

          16.2.3 Terminate Lease. Terminate Tenant's right to possession and use of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord and shall pay Landlord damages as provided at this Section 16.

          16.2.4 Monetary Damages and Recovery. Tenant shall have full liability for payment of all damages directly or indirectly suffered by Landlord which are proximately caused by any default or breach under this Lease, whether or not such default or breach is declared by Landlord, and such elements of damage and recovery by Landlord from Tenant shall specifically include, but not be limited to:

          (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination of the Lease or possession; plus

          (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination of the Lease or possession until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

          (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

          (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including but not limited to, all legal expenses and other related costs incurred by Landlord following Tenant's default; that portion of any leasing commission paid by Landlord as a result of this Lease which is attributable to the unexpired portion of this Lease; all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; all other costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions, legal fees; and Default Interest, late charges and administrative fees, as herein provided. Landlord shall not be obligated to relet the Premises to a particular tenant, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting; and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord at its option may make such physical changes to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant's liability. If there is other unleased space in the Building, Landlord shall have no obligation to attempt to relet the Premises prior to leasing such other space in the Building.

          16.2.5  Form of Action for Damages.   To the extent permitted under
State law, Landlord may sue periodically for damages as they accrue without barring a later action for further damages. If the Lease or possession is terminated and the Premises are subsequently re-let, no portion of the rents from such new Lease that is in excess of the contracted rent hereunder shall be treated as an offset to monies owed by defaulting Tenant. All unpaid Rent after its due date shall bear interest from the date due at the Default Rate in addition to any late charges and administration costs related to such delinquency, whether or not a default is declared.

          16.2.6   Deposit.  Landlord may apply any deposit held pursuant to
Section 19.1, or pursuant to or in connection with any guarantee of Tenant's obligations under this Lease, in payment of any sums due from Tenant hereunder.

     16.3 Cumulative Remedies. The remedies provided for in this Lease are cumulative and in addition to any other remedy available to Landlord at law or in equity. In the event of a breach by Tenant, of any of its obligations under this Lease, Landlord shall also have the right to obtain an injunction and any other appropriate equitable relief.

     16.4 Termination. Even though Tenant has breached this Lease, Tenant's contractual obligations under this Lease shall continue in effect for so long as Landlord does not terminate the same (and even though Landlord may have terminated Tenant's estate and right to possession) by written notice to Tenant, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's rights to possession unless written notice of termination is given by Landlord to Tenant.

17.  Transfers By Tenant.

     17.1  General.

          17.1.1 Assignment and Subletting. Tenant shall not assign this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, or hypothecate, mortgage, encumber or otherwise transfer or dispose of Tenant's interest in the Premises, either voluntarily or involuntarily, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant requests consent to a proposed transfer, Tenant shall pay for Landlord's reasonable legal and administrative expenses in reviewing the request for consent to transfer not to exceed One Thousand Five Hundred Dollars ($1,500.00). Consent to one such assignment or sublease shall not imply any future consent, and all subsequent assignments and subleases shall be made only upon obtaining prior written consent of Landlord. Notwithstanding that Landlord has consented to an assignment or subletting hereunder, any assignment or sublease hereof shall cause an automatic termination of any renewal options, expansion options, purchase options or rights of first refusal.

          17.1.2 Obligations of Assignees. Assignees or subtenants shall become directly liable to Landlord for all obligations of Tenant hereunder, but Tenant shall remain liable for the performance of all obligations owed to Landlord under this Lease. The instrument by which any assignment or subletting consented to by Landlord is accomplished shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease and that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant.

          17.1.3 Procedure for Consent. It shall be the responsibility of Tenant to provide Landlord, in a manner acceptable to Landlord, with such information as Landlord reasonably determines is necessary for Landlord to grant or withhold its consent. If Tenant desires to request approval to assign, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignees or subtenant, current and signed financial statements, credit information as required by Landlord, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold action on the request to any assignment or sublease until such information is provided. Landlord may, upon receipt of all such information, withhold its consent under this Section 17 for any reason whatsoever. In considering an Assignment Notice, Landlord may, among other things, consider financial capability, business reputation, business experience, existing and future space requirements of other tenants, existing and future space requirements of the proposed assignee or subtenant, the intended use, the anticipated demand for services by the assignee or subtenant, and the assignee's or subtenant's anticipated contribution to the prestige of the building. All information obtained by Landlord herein shall be held in confidence.

          17.1.4 Sublease Income. If Tenant shall sublet all or any portion of the Premises, then fifty percent (50%) any consideration paid by the subtenant for the portion of the Premises being sublet that exceeds one hundred percent (100%) of the Base Rent and Additional Rent provided by this Lease for such portion of the Premises being sublet shall be due less reasonable costs of subletting, including brokerage fees, owing and payable from Tenant to Landlord when paid or owing by the subtenant under the sublease. For the purpose of this Section 17, the rent for each square foot of floor space in the Premises shall be deemed equal.

     17.2 Listing Premises. Tenant shall not list the Premises for lease through a broker, or advertise or publicize in any way the availability of the Premises, without prior written notice and the written approval of Landlord, which shall be given or withheld within five (5) business days of service of such notice on Landlord.

     17.3 Corporate Changes. If Tenant is a corporation, partnership or limited liability company, then any transfer of this Lease by merger, consolidation, liquidation, change in the ownership or power to vote the majority of the issued and outstanding stock, or of the partnership or membership interest, of the company shall constitute an assignment for the purposes of this Section 17. An assignment prohibited within the meaning of this Section 17 includes, without limitation, one or more sales or transfers, direct or indirect, by operation of law or otherwise, or creation of new stock or interests, by which ownership or control of an aggregate of more than fifty percent (50%) of Tenant's stock or voting interests shall be vested in a party or parties who are non-stockholders, partners or members, as applicable, as of the date hereof.

     17.4 Unapproved Transfers. Any attempted transfer in violation of the requirements of this Section 17 shall be void and, at the option of Landlord, shall constitute an Event of Default.

     17.5 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

18.  Subordination; Attornment; Quiet Enjoyment.

     18.1 Subordination, Nondisturbance. This Lease, and all rights of Tenant hereunder, are and shall be, upon the election of the holder thereof, subject and subordinate to all mortgages, trust deeds and other financing and security instruments ("Mortgages"), that may now or hereafter affect the Premises, and to all renewals, modifications, replacements and extensions of any such Mortgages. This Section shall be self-operative, and no further instrument of subordination shall be required to effect a subordination hereunder; provided, however, that in confirmation of such subordination Tenant shall promptly execute, acknowledge or deliver any instrument that Landlord or any such mortgagee may reasonably request to evidence such subordination. If Tenant fails to execute, acknowledge or deliver any such instruments within the ten (10) days after a request therefor, Landlord may declare an Event of Default hereunder. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant, at Landlord's sole election.

     18.2 Attornment. If the interest of Landlord under this Lease is transferred, whether through possession, foreclosure or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such request for attornment, Tenant's rights hereunder shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as set forth in this Lease so long as Tenant is not in default and, if Successor Landlord shall assume the obligations of Landlord herein, Landlord shall be released from liability hereunder from the date of such assumption forward.

     18.3 Quiet Enjoyment. So long as Tenant pays all Rents and complies with all of the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises. This covenant shall, subject to the provisions of this Lease, be binding upon the subsequent successors in interest of Landlord's interest in this Lease including those to whom Tenant is subordinate and/or to whom Tenant agreed to attorn pursuant to Sections
18.1 and 18.2.

     18.4 Estoppel Certificates. Within ten (10) business days following any written request that Landlord may make from time to time, Tenant shall execute and deliver to Landlord and/or any prospective mortgagee or purchaser designated by Landlord, a statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (c) the date to which the rental and other sums payable under this Lease have been paid; (d) that there are no current defaults under this Lease by Landlord except as specified in such statement; and (e) such other matters as may be reasonably requested. Landlord and Tenant intend that any statement delivered by Tenant pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser, or prospective purchaser of the Premises or any interest therein. Tenant's failure to deliver such statement within such ten (10) days shall be deemed conclusive confirmation upon Tenant
(i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in the Landlord's performance, and (iii) that no more than one month's rental has been paid in advance, and (iv) at Landlord's election, shall constitute an Event of Default hereunder. If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant shall, within ten (10) days following Landlord's request therefor, deliver to any lender designated by Landlord such financial information of Tenant as shall be required by such lender. All such information shall be received in confidence and shall be used only for the purpose herein set forth.

     18.5 Mortgagee Protection. If there occurs any default on the part of Landlord, provided Tenant has been given notice of the address of Mortgagee, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     18.6 Modification for Lender. If, in connection with obtaining construction, interim, or permanent financing related to the Premises, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto provided that such modifications do not materially, adversely increase Tenant's obligations, or decrease Tenant's rights, hereunder.

19.  Security.

     19.1 Deposit. Tenant has previously delivered to Landlord the amount specified in the summary of Basic Lease Terms preceding this Lease, such amount to be held by Landlord during the Lease Term as security for Tenant's performance of its obligations hereunder. If Tenant fails to make any payment when due under this Lease, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of such obligation or default, or for the payment of any other sum to which Landlord may be become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) days after written demand therefor from Landlord, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount stated in this Section 19.1, and Tenant's failure to do so shall constitute an Event of Default under this Lease. If Tenant performs all of Tenant's obligations hereunder, Landlord shall return said deposit (or so much thereof as has not theretofore been applied by Landlord as permitted under this Section 19.1) within thirty
(30) days following the date of expiration of the Lease Term or the date on which Tenant has vacated the Premises. Landlord shall not be required to keep said security deposit separate from its general funds, and Tenant shall not be entitled to interest on said deposit. Landlord shall be entitled to deliver the funds constituting the deposit hereunder to any purchaser of Landlord's interest in the Premises, whether by sale, foreclosure, deed in lieu of foreclosure, or otherwise, and upon such delivery, Landlord shall be discharged from any further liability with respect to said deposit.

20. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State.

21. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord's and Tenant's estate, and shall, at the option of Landlord, operate either as an assignment to Landlord of any or all subleases or subtenancies or as a termination thereof.

22.  Disputes.

     22.1 Attorneys' and Collection Fees. If any party should bring an action or suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against the other party hereunder, or in the event of any other arbitration or litigation between the parties with respect to this Lease, then all costs and expenses, including collection agency fees and reasonable attorneys' fees incurred by the prevailing party in such litigation, court proceeding, appeal, petition for review therefrom or in any proceeding before a U.S. Bankruptcy Court, shall be paid by the other party, such amount to be set by the court before which the matter is heard, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

23. Waiver. Landlord's waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice that may evolve between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of such acceptance of such Rent. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar acts by the acting party. Acceptance of one or more rental or other payments after the dates when the same first became due or after the applicable grace period shall not prevent Landlord, with respect to subsequent payments, (a) from insisting upon prompt payment of all amounts due hereunder, (b) from insisting upon payment of the late fees provided for herein, or (c) from declaring an Event of Default hereunder. Without limiting the generality of the foregoing, no payment by Tenant or receipt by Landlord of a lesser amount than the full Rent then due shall be deemed to be other than on account of the earliest stipulated Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity. Acceptance of Rent from another company or entity does not constitute consent to a purported sublease or assignment.

24.  Miscellaneous Provisions.

     24.1 Successors or Assigns. Except as otherwise provided herein, all the terms, conditions, covenants and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and their respective heirs, administrators, executors, successors, subtenants, concessionaires, assigns and marital communities, if any, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

     24.2 Authority of Parties. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and this Lease is binding upon said corporation. Tenant shall, simultaneously with the execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease, and certified copies of other corporation documents as may reasonably be requested by Landlord or Landlord's Lender to authenticate the transaction. Any person executing this instrument, its exhibits, addenda, extensions, or renewals, or represents any material fact relevant hereto in writing, warrants and represents that he/she is duly authorized to so act.

     24.3 Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the Default Rate from the date due until paid, but the payment of such interest shall not excuse or cure any default by Tenant, and interest shall be compensation for the loss of Tenant's use of the past due funds, and shall be in addition to late or delinquent charges which are reimbursements for administrative costs associated with collecting and processing such past due amounts. An administrative charge of Twenty-Five Dollars ($25.00) will be assessed for any check from Tenant which is returned for any reason.

     24.4 Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     24.5 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until complete execution by and delivery to both Landlord and Tenant.

     24.6 Time. Except as otherwise specifically provided herein, time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     24.7 Amendments. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     24.8 Partial Invalidity. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such terms, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     24.9 Recording. Tenant shall not record or file this Lease, or any assignment or security document pertaining to this Lease or all or any part of Tenant's interest therein without the prior written consent of Landlord, which consent may be subject to such conditions as Landlord shall deem appropriate. However, upon the request of Landlord, both parties shall execute a memorandum or "short form" of this Lease for the purposes of recordation in a form customarily used for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Premises and the Lease Term and shall incorporate this Lease by reference.

     24.10 Notices. All notices that either party shall be required or may desire to deliver hereunder shall be given in writing and shall be sent by registered or certified mail, return receipt requested, or by facsimile transmission followed by delivery of a "hard" copy, and shall be deemed received upon the earlier of the date of receipt or refusal thereof. Notices shall be delivered to Tenant at the Premises and to Landlord at both the address for Landlord and the address for Landlord's property manager, if any, each set forth in the Summary of Basic Lease Terms preceding this Lease.

     Landlord may change its address for notice by giving notice to Tenant in the manner set forth above, which notice shall only be effective upon receipt or refusal. Notice to Tenant hereunder may be given by Landlord's attorney.

     24.11 Entire Agreement. This Lease, including the Table of Contents and summary of Basic Lease Terms that precede this Lease, and the Exhibits listed in such summary of Basic Lease Terms and attached hereto, all of which are incorporated herein by this reference to them, together with any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Lease and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

     24.12 Survival of Obligations. The covenants, duties, and obligations of Tenant contained herein that by their nature do not depend upon Tenant's possession of the Premises shall survive the expiration or earlier termination of this Lease and such expiration or termination shall not excuse Tenant from the full performance thereof.

     24.13 Representations and Warranties. Landlord has made no representations or warranties except as contained herein. Tenant hereby represents and warrants that financial statements and other information furnished by Tenant to Landlord are true, accurate and complete, and such representation and warranty shall survive the execution and termination of this Lease and is material consideration relied upon by Landlord in executing this Lease. Any false, misleading or inaccurate statement made by Tenant therein shall constitute a material breach and an Event of Default hereunder.

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     24.14  Guarantee.  If one (1) or more guarantors is listed in the summary of Basic Lease Terms preceding this Lease, this Lease shall be effective only upon each such person or entity's execution and delivery to Landlord of a Guarantee in the form of Exhibit E.

     IN WITNESS WHEREOF, the parties have executed this Lease on the Effective Date.

                            "LANDLORD"

Date:  11-14-07              Monroe Forsyth, Inc., a California corporation,
                             as General Partner of Marbles Enterprises, L.P., a California limited partnership, and Molly
                             Belle, L.P., a California limited partnership



                             By:/s/ Edwin C. Anderson, Jr.
                                Edwin C. Anderson, Jr., President



                             By:/s/ Barbara D. Gallagher
                                Barbara D. Gallagher, Vice President and
                                Secretary


                             "TENANT"

Date:  11-21-07              American TonerServ Corp., a Delaware corporation



                             By:/s/ Daniel J. Brinker

                             Its: President & CEO

                             By:__________________________________________

                             Its:_________________________________________